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                                                                    EXHIBIT 10.2


                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "AGREEMENT") is made as of April __ 2004, by and among 1ST COMMUNITY BANK, a federal savings bank ("BANK"), its parent corporation FAIRBANCO HOLDING COMPANY, INC. a Georgia corporation ("FAIRBANCO") and ___________________, a resident of the State of Georgia ("DIRECTOR").

         WHEREAS, Bank is engaging in a full range of banking services in Fulton and Fayette Counties, Georgia (the "BUSINESS") and Director is a director of the Bank and Fairbanco; and

         WHEREAS, Fairbanco and United Community Banks, Inc., a Georgia corporation (the "COMPANY") have entered into that certain Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") dated as of March 11, 2004, as amended, whereby the Company has agreed to purchase Fairbanco and Bank through the merger of Fairbanco with and into Company for cash and stock of the Company; and

         WHEREAS, as a condition of the Acquisition Agreement, Director has agreed to terminate that certain Director Agreement, dated April 24, 1996, by and between Director and Bank (the "RETIREMENT AGREEMENT") in accordance with the terms of this Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations, warranties, benefits and obligations contained in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Director and the Bank have agreed to terminate the Retirement Agreement effective at the Closing Date (as defined in the Acquisition Agreement).

2. In consideration for, and as a material inducement to enter into this Agreement and an appropriate release, Bank will provide Director with the a lump sum payment of ______________ Dollars ($_________), gross, (the "TERMINATION PAYMENT") at the Closing Date.

3. This Agreement will be deemed to be a contract made under the laws of the State of Georgia, and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of Georgia, without regard to principles of conflict of laws.

4. Director affirms that the only consideration for him or her signing this Agreement is that set forth in SECTION 2, that no other promise or agreement of any kind has been made to or with him or her by any person or entity to cause him or her to execute this document, and that he or she fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            1ST COMMUNITY BANK



                                            By:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------


                                            DIRECTOR



                                            By:
                                               --------------------------------

                                               --------------------------------



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